UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2008

MobiClear, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

27th Floor, Chatham House
Salcedo Village, Makati City
Philippines		n/a
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		632-884-1793

One Wakonda
Dove Canyon, CA 92679
949-466-4154
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 5, 2008, the Company’s board of directors approved a separation agreement under which the employment of Anders Ericsson, the Company’s former chief executive officer, was terminated effective April 30, 2008. Under the separation agreement, Mr. Ericsson will receive all accrued and unpaid salary through April 30, 2008, and will be subject to certain nondisclosure and nonsolicitation provisions. Mr. Ericsson’s stock options under that Stock Option Agreement dated August 1, 2007, which is attached as an exhibit to the separation agreement, will remain exercisable for three months following the termination of Mr. Ericsson’s employment with the Company.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.10	Separation Agreement between MobiClear, Inc., and Anders Ericsson, effective as of April 30, 2008	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR, INC. Registrant

Date: May 8, 2008	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

2